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                                                                   EXHIBIT 10.10


                                 PROMISSORY NOTE


$500,000                                                          August 7, 2000


                  FOR VALUE RECEIVED, the undersigned, Alfred E. Brennan, an Illinois resident (the "Payor") hereby promises to pay to the order of Young Innovations, Inc., a Missouri corporation (the "Payee"), the principal sum of Five Hundred Thousand Dollars ($500,000) (the "Principal"), together with interest, from the date hereof on the Principal sum from time to time outstanding at the rate provided below.

                  Payment of the Principal together with all interest thereon shall be made upon the earlier to occur of the following (i) the termination of Payor's employment with Payee or (ii) three (3) years from the date hereof. Upon termination of Payee's employment for any reason, including but not limited to death, disability, resignation or discharge (with or without cause), Payor hereby consents and authorizes the Payee to deduct the amount, if any, due on this Promissory Note (this "Note"), from such amount, if any, due Payor by Payee, even if such amount exceeds fifteen percent (15%) of Payor's gross wages. Interest on this Note shall accrue on the Principal amount outstanding from time to time at a rate of 6.27% per annum and shall be payable on April 1st of each year.

                  The Payor shall have the right to prepay this Note in whole or in part, without premium or penalty of any kind. All payments hereunder shall be applied first to accrued interest and then to the unpaid principal balance hereof.

                  Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as of the time of payment shall be legal tender for public and private debts and shall be made to Payee at Earth City, Missouri or at such other place as the holder hereof may from time to time in writing direct.

                  The Payor agrees, subject only to any limitation imposed by applicable law, to pay all costs of collection, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder that are not paid when due whether by acceleration or otherwise.

                  To secure payment of all amounts owed under this Note, the undersigned hereby authorizes irrevocably, any attorney to appear for the undersigned in any court and confess a judgment without process, in favor of the Payee, for such amount as may appear to be unpaid thereon, together with reasonable costs of collection, including reasonable attorney's fees, and to waive and release all errors which may intervene in any such proceedings, and consent to immediate execution upon such judgment, hereby ratifying and confirming all that said attorney may do by virtue hereof.

                  The obligation of Payor to pay in full any amounts due or to become due hereunder is absolute and unconditional and shall not be affected by any dispute, claim, counterclaim, defense or other right which Payor may have to assert against Payee.


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                  The undersigned expressly waives any presentment, demand,
protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind.

                  This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.



                                              ----------------------------------
                                              ALFRED E. BRENNAN, JR.